UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2010

DIATECT  INTERNATIONAL  CORPORATION
(Exact name of registrant specified in charter)

California	0-10147	82-0513509
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Industrial Parkway,  Heber City, Utah 84032
(Address of principal executive offices)  (Zip Code)

(435) 654-4370
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

 Diatect has been aggressively seeking additional working capital throughout the recent economic downturn in order to fund its operations. As a result of these efforts, the company identified a potential investor group, Magnate Premier Private Bank Limited. A major financing arrangement was negotiated and all supporting documents were signed on March 22, 2010.  Unfortunately, the investor group has failed to fulfill its contractual funding obligation.  Due to this failure, Diatect has not been in the position to meet its debt obligations and as a result, the company received notification on July 15, 2010 that the Fourth District Court of the State of Utah had ordered all assets turned over to the secured lender.  The transfer of assets is currently taking place and Diatect will retain no operating assets.

Item 5.02 Departure of Directors and Officers

Effective this date, Patrick Carr has resigned as the company’s sole Director and President and Chief Executive Officer. Also effective this date, Robert Rudman has resigned as the company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diatect International Corporation

Date: July 21, 2010	By:	/s/ F Patrick Carr
F Patrick Carr
President and Chief Executive Officer